Exhibit 10.2

ANAPTYSBIO, INC.

2006 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD: APRIL 24, 2006

APPROVED BY THE STOCKHOLDERS: MAY 26, 2006

AMENDED BY THE BOARD: MARCH 19, 2007

APPROVED BY THE STOCKHOLDERS: MAY 18, 2007

AMENDED BY THE BOARD: JUNE 28, 2007

APPROVED BY THE STOCKHOLDERS: JUNE 28, 2007

AMENDED BY THE BOARD: JULY 11, 2014

APPROVED BY THE STOCKHOLDERS: APRIL 29, 2015

AMENDED BY THE BOARD: JULY 9, 2015

APPROVED BY THE STOCKHOLDERS: JULY 9, 2015

AMENDED AND RESTATED BY THE BOARD TO EXTEND TERM: APRIL 22, 2016

APPROVED BY THE STOCKHOLDERS: JANUARY 13, 2017

TERMINATION DATE: APRIL 21, 2026

1.	GENERAL.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors, and Consultants.

(b) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, and (iv) Stock Appreciation Rights.

(c) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 10(a).

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means AnaptysBio, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Director” means a member of the Board.

(m) “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(n) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(o) “Entity” means a corporation, partnership, limited liability company, or other entity.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 13, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board and (i) in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations, and (ii) in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(s) “Incentive Stock Option” means an Option that qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(u) “Officer” means any person designated by the Company as an officer.

(v) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(w) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(x) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(y) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(z) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(aa) “Plan” means this AnaptysBio, Inc. 2006 Equity Incentive Plan, as amended and restated, and as further amended from time to time.

(bb) “Restricted Stock Award” means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 7(a).

(cc) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Securities Act” means the Securities Act of 1933, as amended.

(ee) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock, that is granted pursuant to the terms and conditions of Section 7(b).

(ff) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, and a Stock Appreciation Right.

(hh) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ii) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(jj) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Stock Awards; (2) when and how each Stock Award shall be granted; (3) what type or combination of types of Stock Award shall be granted; (4) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(iv) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Option or the strike price of any outstanding Stock Appreciation Right under the Plan; (2) the cancellation of any outstanding Option or Stock Appreciation Right under the Plan and the grant in substitution therefor of (a) a new Option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (b) a Restricted Stock Award, (c) cash, and/or (d) other valuable consideration (as determined by the Board, in its sole discretion); or (3) any other action that is treated as a repricing under generally accepted accounting principles

(v) To amend the Plan or a Stock Award as provided in Section 11.

(vi) To terminate or suspend the Plan as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by individuals who are foreign nationals or employed outside the United States.

(c) Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 18,871,272 shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of Common Stock not acquired, such Stock Award or the shares of Common Stock forfeited or repurchased under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be twice the number of shares reserved under the Plan at any particular time.

(c) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

(d) Share Reserve Limitation. To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.

(i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(ii) A Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant, or (ii) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

(iii) A Ten Percent Stockholder shall not be granted a Restricted Stock Award or Stock Appreciation Right (if such award could be settled in shares of Common Stock), unless the purchase price of the restricted stock is at least (i) one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, or (ii) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the award.

(c) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of grant.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

(i) by cash or check;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, however, shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations;

(v) according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (ii) the classification of the Option as a liability for financial accounting purposes; or

(vi) in any other form of legal consideration that may be acceptable to the Board.

(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option.

(f) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g) Minimum Vesting. Notwithstanding the foregoing Section 6(f), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

(i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

(ii) Options granted to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

(h) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’ s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’ s death pursuant to Section 6(e)(iii), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(l) Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’ s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 9(i), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 9(i) is not violated, the Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

(m) Right of Repurchase. Subject to the “Repurchase Limitation” in Section 9(i), the Option may include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option. Provided that the “Repurchase Limitation” in Section 9(i) is not violated, the Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option Agreement.

(n) Right of First Refusal. The Option may include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this Section 6(n) or in the Stock Award Agreement for the Option, such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company. The Company will not exercise its right of first refusal until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option Agreement.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of the Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical; provided, however, that each Restricted Stock Award agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders and to the extent required by applicable law, the price to be paid by the Participant for each share subject to the Restricted Stock Award shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated. Notwithstanding the foregoing, a

Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

(ii) Consideration. At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (i) in cash or by check at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by past or future services rendered to the Company or an Affiliate; or (iv) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii) Vesting. Subject to the “Repurchase Limitation” in Section 9(i), shares of Common Stock acquired under a Restricted Stock Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 9(i), in the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost for such shares. Provided that the “Repurchase Limitation” in Section 9(i) is not violated, the Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Restricted Stock Award as a liability for financial accounting purposes) have elapsed following the Participant’s purchase of the shares acquired pursuant to the Restricted Stock Award unless otherwise determined by the Board or provided in the Restricted Stock Award Agreement.

(v) Transferability. Rights to purchase or acquire shares of Common Stock under the Restricted Stock Award agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(b) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that but each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) an amount (the strike price) that will be determined by the Board on the date of grant.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it deems appropriate; provided, however, that a Stock Appreciation Right that could be settled in shares of Common Stock shall be subject to the provision of Section 9(i).

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	MISCELLANEOUS.

(a) Use of Proceeds. Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(d) No Employment or other Service Rights. Nothing in the Plan, any Stock Award Agreement, or any other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock

Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); or (iii) by such other method as may be set forth in the Stock Award Agreement.

(h) Information Obligation. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This Section 9(h) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

(i) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award, and the repurchase price may be either the Fair Market Value of the shares of Common Stock on the date of termination of Continuous Service or the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase, or (ii) their original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option contained in a Stock Award granted to a person who is not an Officer, Director or Consultant shall be upon the terms described below:

(i) Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant, and (ii) the right terminates when the shares of Common Stock become publicly traded.

(ii) Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price, then (x) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant.

(j) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

10.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration .by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b), and (ii) the class(es) and number of securities and price per share of Common Stock subject to each outstanding Stock Award. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

11.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(e) Amendment of Stock Awards. The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

12.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of the date the Plan, as amended and restated, is (i) adopted by the Board, or (ii) approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.	EFFECTIVE DATE OF PLAN.

Prior to expiration of its original ten (10) year term, the Plan was amended and restated by the Board to provide that it shall continue in effect for an additional ten (10) year term. The Plan, as so amended and restated, shall become effective on the date approved by the Board, but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

ANAPTYSBIO, INC.

2006 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, AnaptysBio, Inc. (the “Company”) has granted you an option under its 2006 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject To The Limitations Contained Herein, Your Option Will Vest As Provided In Your Grant Notice, Provided That Vesting Will Cease Upon The Termination Of Your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended ( i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates that “Early Exercise” of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

(a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

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5. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

6. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

8. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 7, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b) twelve (12) months after the termination of your Continuous Service due to your Disability;

(c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d) the Expiration Date indicated in your Grant Notice; or

(e) the day before the tenth (10th) anniversary of the Date of Grant.

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If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

9. EXERCISE.

(a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option. grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d) By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711) following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

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11. CHANGE IN CONTROL.

(a) If a Change in Control occurs and within thirteen (13) months after the effective time of such Change in Control your Continuous Service terminates due to an involuntary termination of your employment (not including death or Disability) without Cause (as defined below) or due to a voluntary termination by you with Good Reason (as defined below), then, as of the date of termination of Continuous Service, the vesting and exercisability of your option shall be accelerated in full.

(b) “Cause” means the occurrence of any one or more of the following: (i) your commission of any crime involving fraud, dishonesty or moral turpitude; (ii) your attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) your intentional, material violation of any contract or agreement between you and the Company or any statutory duty you owe to the Company; or (iv) your conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; provided, however, that the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided you with written notice thereof and thirty (30) days to cure the same.

(c) “Good Reason” shall mean any of the following actions taken without Cause by the Company or a successor corporation or entity without your consent: (i) the assignment to you of any duties or responsibilities that results in a material diminution in your function as in effect immediately prior to the effective date of the Change in Control; provided, however, that a change in your title or reporting relationships shall not provide the basis for a voluntary termination with Good Reason; (ii) a reduction by the Company in your annual base salary as in effect on the effective date of the Change in Control; provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in your annual base salary that is pursuant to a salary reduction program affecting substantially all of the employees of the Company and that does not adversely affect you to a greater extent than other similarly situated employees; or (iii) a relocation of your primary business office to a location more than 50 miles from the location of your primary business office as of the effective date of the Change in Control, except for required travel by you on the Company’s business to an extent substantially consistent with your business travel obligations prior to the effective date of the Change in Control.

(d) If any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”, then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless you elect in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Stock Awards; reduction of employee benefits. In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of your Stock Awards (i.e., earliest granted Stock Award cancelled last) unless you elect in writing a different order for cancellation.

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The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish you and the Company with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon you and the Company.

12. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if your option is an Incentive Stock Option and the right of first refusal described in the Company’s bylaws in effect at the time the Company elects to exercise its right is more beneficial to you than the right of first refusal described in the Company’s bylaws on the Date of Grant, then the right of first refusal described in the Company’s bylaws on the Date of Grant shall apply. The Company’s right of first refusal shall expire on the Listing Date. For purposes of this Agreement, Listing Date shall mean the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or on the National Market System of the Nasdaq Stock Market (or any successor to that entity).

13. RIGHT OF REPURCHASE. To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

14. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

15. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of

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whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

16. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

17. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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ANAPTYSBIO, INC.

2006 EQUITY INCENTIVE PLAN

OPTION GRANT NOTICE

AnaptysBio, Inc. (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant: Vesting
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option[1]	☐ Nonstatutory Stock Option

Exercise Schedule:	☐ Same as Vesting Schedule	☐ Early Exercise Permitted

Vesting Schedule:	1/4th of the shares vest and become exercisable one year after the Vesting Commencement Date; the balance of the shares vest and become exercisable in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date; provided, however, that the vesting and exercisability of this option shall be subject to the special acceleration provisions set forth in the Stock Option Agreement attached hereto.

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash or check¨

☐ Pursuant to a Regulation T Program if the Shares are publicly traded

☐ By delivery of already-owned shares if the Shares are publicly traded

☐ By net exercise[2]

[1]	If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.
[2]	An Incentive Stock Option may not be exercised by a net exercise agreement.

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Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Option Grant Notice, the Option Agreement, and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

ANAPTYS BIOSCIENCES, INC.		OPTIONHOLDER:

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS: Option Agreement, 2006 Equity Incentive Plan, and Notice of Exercise

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ATTACHMENT III

NOTICE OF EXERCISE

AnaptysBio, Inc.	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐
Stock option dated:	__________
Number of shares as to which option is exercised:	__________
Certificates to be issued in name of:	__________
Total exercise price:	$_________
Cash payment delivered herewith:	$_________
Value of shares of AnaptysBio, Inc. common stock delivered herewith:[3]	$_________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the AnaptysBio, Inc. 2006 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

[3]	Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

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I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and “control securities” under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by me, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711) following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock Up Period”); provided, however, that nothing contained in this paragraph shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my shares of Common Stock until the end of such period.

Very truly yours,

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ANAPTYSBIO, INC.

RESTRICTED STOCK BONUS GRANT NOTICE

(2006 EQUITY INCENTIVE PLAN)

AnaptysBio, Inc. (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), hereby awards to Participant as compensation the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Bonus Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Award:

Consideration:

Vesting Schedule:

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Bonus Grant Notice, the Restricted Stock Bonus Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Bonus Grant Notice, the Restricted Stock Bonus Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

ANAPTYSBIO, INC.		PARTICIPANT:

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS:

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ATTACHMENT I

RESTRICTED STOCK BONUS AGREEMENT

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ANAPTYSBIO, INC.

2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK BONUS AGREEMENT

Pursuant to the Restricted Stock Bonus Grant Notice (“Grant Notice”) and this Restricted Stock Bonus Agreement (collectively, the “Award”) and in consideration of your services, AnaptysBio, Inc. (the “Company”) has awarded you a Restricted Stock Award under its 2006 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice. Defined terms not explicitly defined in this Restricted Stock Bonus Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. VESTING. Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES. The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

3. SECURITIES LAW COMPLIANCE. You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4. MARKET STAND-OFF AGREEMENT. By acquiring shares of Common Stock under your Award, you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 and similar or successor regulatory rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section 4 shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 4 and shall have the right, power and authority to enforce the provision hereof as though they were a party hereto.

5. RIGHT OF FIRST REFUSAL. Shares that are received under your Award are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right.

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6. RIGHT OF REPURCHASE.

(a) To the extent provided in the Company’s bylaws, as amended from time to time, the Company shall have the right to repurchase all or any part of the shares received pursuant to your Award.

(b) The Company shall have a right to reacquire (a “Reacquisition Right”) the shares you received pursuant to your Award that have not as yet vested in accordance with the Vesting Schedule on the Grant Notice (“Unvested Shares”) on the following terms and conditions:

(i) The Company shall simultaneously with termination of your Continuous Service automatically reacquire for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Holder as defined below) within ninety (90) days after the termination of your Continuous Service, and the Escrow Holder may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, the Escrow Holder shall transfer to the Company the number of shares the Company is reacquiring.

(ii) The Company shall not exercise its Reacquisition Right until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Award, unless otherwise specifically provided by the Board. If the Company does exercise its Reacquisition Right as to any of the shares subject to your Award, then upon such termination of your Continuous Service, the Escrow Holder shall transfer to the Company the number of shares the Company is repurchasing.

(iii) The shares issued under your Award shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as Attachment IV. You agree to execute two (2) Assignment Separate From Certificate forms (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III and deliver the same, along with the certificate or certificates evidencing the shares, for use by the escrow agent pursuant to the terms of the Joint Escrow Instructions.

(iv) Subject to the provisions of your Award, you shall, during the term of your Award, exercise all rights and privileges of a shareholder of the Company with respect to the shares deposited in escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.

(v) If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your Award shall be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

(vi) In the event of a Corporate Transaction as defined in the Plan, the Reacquisition Right may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such transaction. To the extent the Reacquisition

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Right remains in effect following such transaction, it shall apply to the new capital stock, cash or other property received in exchange for the Common Stock in consummation of the transaction, but only to the extent the Common Stock was at the time covered by such right. If any Reacquisition Right is not assumed or substituted in connection with such transaction and your continuous service has not terminated prior to the effective time of the Corporate Transaction, the Reacquisition Right shall lapse prior to the effective time of the Corporate Transaction. If your continuous service has terminated prior to the effective time of the Corporate Transaction and the surviving or acquiring corporation (or its parent company) does not assume or continue your outstanding Award, the Reacquisition Right held by the Company with respect to such Award may continue to be exercised notwithstanding the Corporate Transaction.

(vii) In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock while such shares of Common Stock are subject to the Reacquisition Right or continue to be held in the Joint Escrow; provided, however, that an interest in such shares may be transferred pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act. After any Common Stock has been released from the Joint Escrow, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.

7. RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

9. WITHHOLDING OBLIGATIONS.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award (the “Withholding Taxes”). The Company may, in its sole discretion; satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any amounts otherwise payable to you by the Company or (ii) causing you to tender a cash payment; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award. with a Fair Market Value equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; or (v) withholding cash from an Award settled in cash.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

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10. TAX CONSEQUENCES. The acquisition and vesting of the shares may have adverse tax consequences to you that may avoided or mitigated by filing an election under Section 83(b) of the Code. Such election must be filed within thirty (30) days after the date of your Award. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

11. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. MISCELLANEOUS,

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Board in its sole discretion.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

13. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

14. APPLICATION OF SECTION 409A. This Award is intended to be exempt from the application of Section 409A of the Code (“Section 409A”) pursuant to Treasury Regulation 1.409A-l(b)(6). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of Treasury Regulation l.409A-l(b)(6) or the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-l(h)), then the vesting and/or issuance of any shares that would otherwise be made upon the date of your separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead occur in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares becoming vested or issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

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ATTACHMENT II

2006 EQUITY INCENTIVE PLAN

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ATTACHMENT III

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

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ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Bonus Grant Notice and Restricted Stock Bonus Agreement (the “Award”),              hereby sells, assigns and transfers unto AnaptysBio, Inc., a Delaware corporation (“Assignee”),              (            ) shares of the common stock of the Assignee, standing in the undersigned’s name on the books of said corporation represented by Certificate No. herewith and do hereby irrevocably constitute and appoint as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the repurchase of shares of Common Stock of the Corporation issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Corporation’s Reacquisition Right under the Award.

Dated:

Signature:

, Recipient

INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its Reacquisition Right set forth in the Award without requiring additional signatures on your part.

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ATTACHMENT IV

FORM OF JOINT ESCROW INSTRUCTIONS

JOINT ESCROW INSTRUCTIONS

[Date]

Corporate Secretary

AnaptysBio, Inc.

10421 Pacific Center Court, Suite 200

San Diego, CA 92121

Dear Sir/Madam:

As Escrow Agent for both AnaptysBio, Inc., a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Bonus Grant Notice (the “Grant Notice”), dated              to which a copy of these Joint Escrow Instructions is attached as Attachment IV, and pursuant to the terms of that certain Restricted Stock Bonus Agreement                 (“Agreement”), which is Attachment I to the Grant Notice, in accordance with the following instructions:

1. In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of Common Stock shall be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of Common Stock to be transferred, to the Company.

3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Common Stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Grant Notice. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction here.in contemplated.

4. This escrow shall terminate upon vesting of the shares or upon the earlier return of the shares to the Company pursuant to the Company’s Reacquisition Right or other forfeiture condition under the Plan.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

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7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel, including but not limited to Fenwick & West LLP, and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

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COMPANY:	AnaptysBio, Inc.
10421 Pacific Center Court, Suite 200
San Diego, CA 92121

Attn: Chief Financial Officer

RECIPIENT:

ESCROW AGENT:	AnaptysBio, Inc.
10421 Pacific Center Court, Suite 200
San Diego, CA 92121
Attn: Corporate Secretary

16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice and these Joint Escrow Instructions in whole or in part.

18. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state.

Very truly yours,

ANAPTYSBIO, INC.

By:
Chief Executive Officer

RECIPIENT

ESCROW AGENT

Corporate Secretary

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